Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA		ATLANTA BALTIMORE WILMINGTON MIAMI
CHICAGO	FIRM and AFFILIATE OFFICES	BOCA RATON
WASHINGTON, DC		PITTSBURGH
SAN FRANCISCO		NEWARK
SILICON VALLEY		LAS VEGAS
SAN DIEGO		CHERRY HILL
SHANGHAI	www.duanemorris.com	LAKE TAHOE
BOSTON		MYANMAR
HOUSTON		OMAN
LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY
MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO
SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

November 12, 2015

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North

Suite 400

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as special counsel to GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance and sale by the Company from time to time of up to a maximum aggregate offering price of $250,000,000 of the following securities (collectively, the “Securities”): (i) shares of Class A common stock, par value $.01 per share (“Common Stock”); (ii) debt securities (the “Debt Securities”), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into Common Stock; (iii) shares of preferred stock, par value $.01 per share (“Preferred Stock”), in one or more series to be designated, which may be convertible into shares of Common Stock or exchangeable for Debt Securities (including the Guarantees, if applicable); and (iv) warrants to purchase Common Stock (“Warrants”). The Debt Securities may be fully and unconditionally guaranteed (the “Guarantees”) by certain subsidiary guarantors (the “Subsidiary Guarantors”). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Warrants are to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and a warrant agent (each, a “Warrant Agent”). The shares of Common Stock may be issued directly, upon conversion or exchange, as applicable, of the Debt Securities or Preferred Stock or upon exercise of the Warrants. This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

DUANE MORRIS LLP
1330 Post Oak boulevard, SUITE 800 HOUSTON, TX 77056-3166	PHONE: +1 713 402 3900 FAX: +1 713 402 3901

GulfMark Offshore, Inc.

November 12, 2015

For purposes of rendering the opinions expressed herein, we have examined, among other things, originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s certificate of incorporation and its bylaws, each as amended to the date hereof (collectively, the “Charter Documents”); (ii) resolutions adopted by the board of directors of the Company (such board of directors, or to the extent permitted by the Charter Documents and Section 141 of the Delaware General Corporation Law, a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration of the Securities; (iii) the form of Senior Indenture included as Exhibit 4.7 to the Registration Statement (the “Senior Indenture”); (iv) the form of Subordinated Indenture included as Exhibit 4.8 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (v) the Registration Statement; (vi) the Prospectus; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; (v) that all records and other information made available to us by the Company on which we have relied are true, correct and complete in all material respects; (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), and, if applicable, any registration statement filed to register the offer and issuance of the Guarantees by the Subsidiary Guarantors under the Securities Act, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws; (viii) that an appropriate prospectus supplement describing the Securities (and, if applicable, the Guarantees) offered thereby will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder; (ix) that all Securities (and, if applicable, Guarantees) will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments) and the applicable prospectus supplement, and that all applicable provisions of the securities laws of the various jurisdictions in which the Securities (and, if applicable, the Guarantees) may be offered and sold will have been complied with; (x) that the Indentures relating to the Debt Securities and a Warrant Agreement relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto, in the case of the Indentures, in substantially the form that has been reviewed by us, and that any Debt Securities or Warrants, respectively, that may be issued thereunder will be manually signed or countersigned as the case may be, by duly authorized officers of the Trustee or Warrant Agent, as the case may be, in the case of the Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement, the Prospectus or any prospectus supplement relating thereto; (xi) that any Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (xii) that any supplemental indenture relating to a series of Debt Securities to be issued under the applicable Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (xiii) that a definitive purchase, underwriting or similar agreement with respect to any Securities (and, if applicable, Guarantees) offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xiv) that any Securities (and, if applicable, Guarantees) issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xv) that with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, respectively, authorized under the Company’s Charter Documents and available for issuance; and (xvi) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

GulfMark Offshore, Inc.

November 12, 2015

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

In making our examination of executed documents or documents to be executed, we have assumed that each of the parties thereto, other than the Company, (a) is or will be, respectively, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) had or will have, respectively, the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder and (c) is or will be, respectively, duly qualified to engage in the activities contemplated by each Indenture and Warrant Agreement to which it is or will be party, and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of all such documents, and, as to parties other than the Company, the validity and binding effect on such parties, and that such documents are enforceable against such parties in accordance with their respective terms. We have assumed that each Trustee or Warrant Agent, as the case may be, is and will be in compliance, both generally and with respect to acting as such under each Indenture and Warrant Agreement to which it is a party, with all applicable laws and regulations. We have also assumed that the laws of the State of New York will be chosen to govern any Indenture, supplemental indenture and Warrant Agreement, and that such choice is a valid and legal provision. In addition, we have also assumed that the terms of the Securities (and, if applicable, Guarantees) will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities, each Indenture (including any supplemental indenture) and Warrant Agreement will comply with and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

GulfMark Offshore, Inc.

November 12, 2015

Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.     With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture and the related Guarantees, if any, have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Board and the board of directors, board of managers or comparable governing body of each of the Subsidiary Guarantors, if applicable, and appropriate officers of the Company and, if applicable, each of the Subsidiary Guarantors have taken all necessary corporate, limited liability company or other action to authorize and approve the issuance, sale and terms of the Debt Securities and, if applicable, the Guarantees, the terms of the offering and sale thereof and related matters in the manner required by such Indenture; (iii) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been established so as not to violate any applicable law, the Charter Documents or the governing instruments of each Subsidiary Guarantor, if applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor, as applicable; and (iv) the Debt Securities and, if applicable, the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and, if applicable, the board of directors, board of managers or comparable governing body of each of the Subsidiary Guarantors, upon payment of the consideration therefor provided for therein, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of such Indenture, except that (A) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (B) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and standards of materiality (regardless of whether enforcement is sought in a proceeding at law or in equity); and (C) rights to indemnification and contribution thereunder and under the Indenture may be limited by federal or state securities laws or public policy, and except (1) to the extent that enforcement may be limited by the waivers of any usury defense contained in such Indenture or such Debt Securities which may be unenforceable, (2) to the extent that enforcement may be limited by requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (3) to the extent that enforcement may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

GulfMark Offshore, Inc.

November 12, 2015

2.     With respect to shares of Common Stock offered by the Company, when (i) the Board and appropriate officers of the Company have taken all necessary corporate action to authorize and approve the issuance, sale and terms of the offering and sale thereof and related matters; (ii) the terms of the issuance and sale of such shares of Common Stock have been duly established and are then in conformity with the Charter Documents so as not to violate any applicable law or the Charter Documents or create or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates in the form required under Delaware law and the Charter Documents representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of such Common Stock) provided for therein, or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of such Common Stock), in each case as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.     With respect to shares of any series of Preferred Stock, when (i) the Board and appropriate officers of the Company have taken all necessary corporate action to authorize and approve the issuance, sale and terms of the shares of the series, the terms of the offering and sale thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof, and the adoption of a certificate of designations with respect to such series in accordance with the Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “Certificate of Designations”), and such Certificate of Designations with respect to such series has been duly executed and acknowledged by the Company and filed with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law and recorded in accordance with the Charter Documents; (ii) the terms of such shares of Preferred Stock and of the issuance and sale thereof have been duly established and are then in conformity with the Charter Documents, including the Certificate of Designation relating to such Preferred Stock, so as not to violate any applicable law or the Charter Documents or create or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates in the form required under Delaware law and the Charter Documents representing such shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of such Preferred Stock) provided for therein, or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of such Preferred Stock), in each case as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

GulfMark Offshore, Inc.

November 12, 2015

4.     With respect to the Warrants, when (i) the Board and appropriate officers of the Company have taken all necessary corporate action to authorize and approve the creation of and the issuance, sale and terms of the Warrants and the Securities for which the Warrants are exercisable, the terms of the offering and sale thereof, the consideration to be received therefor and related matters; (ii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the Charter Documents or create or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the applicable Warrant Agent; (iii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent duly appointed by the Company in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement, the Prospectus or any prospectus supplement relating thereto; and (iv) the Warrants or certificates representing the Warrants, in the form required by the applicable Warrant Agreement and to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement, the Prospectus or any prospectus supplement relating thereto, have been duly executed, authenticated by the applicable Warrant Agent, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (A) the foregoing may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (B) the foregoing is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing and standards of materiality (regardless of whether enforcement is sought in a proceeding at law or in equity); and (C) rights to indemnification and contribution thereunder and under the Warrant Agreement may be limited by federal or state securities laws or public policy.

GulfMark Offshore, Inc.

November 12, 2015

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or “Blue Sky” laws, or (iii) the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws.

In rendering the opinions set forth in paragraphs 1 and 4 above, we express no opinion with respect to any provision of any Indenture, including any supplemental indenture, or Warrant Agreement providing for any waiver of the right to a trial by jury, mandatory arbitration or mediation, any waiver of the right to attack or appeal a judgment, the consent to or establishment of jurisdiction or venue, any waiver of the right to raise a claim of an inconvenient forum with respect to any judicial proceedings, specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement, or relating to indemnification, contribution or exculpation under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit.

The opinions expressed herein are limited to the Delaware General Corporation Law and the laws of the State of New York, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the States of Delaware and New York other than the Applicable Laws or (ii) any jurisdiction other than the States of Delaware and New York, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations.

The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the Applicable Laws as in effect on the date hereof, which Applicable Laws are subject to change with possible retroactive effect. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise. These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

GulfMark Offshore, Inc.

November 12, 2015

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions expressed herein are rendered for your benefit in connection with the transactions described herein. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP